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                                  EXHIBIT 24.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated January 19, 1996, accompanying the consolidated financial statements included in the Annual Report of TeleVideo Systems, Inc. and Subsidiaries on Form 10-K for the year ended October 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of TeleVideo Systems, Inc. on Form S-8 (File No. 33-26203, effective November 2, 1992).

GRANT THORNTON LLP

San Jose, California
January 19, 1996

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